SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  May 30, 2003





                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)




         Missouri                        1-14756                43-1723446
(State or other jurisdiction           (Commission           (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Reference is made to "Regulatory Matters" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Intercompany Transfer of Electric Generating Facilities" under Note 3 to the "Notes to Consolidated Financial Statements" of the Registrant's Form 10-Q for the quarterly period ended March 31, 2003, for a discussion of the proposed transfer to the Registrant's subsidiary, Union Electric Company, which operates as AmerenUE, of approximately 550 megawatts of combustion turbine generating units at Pinckneyville and Kinmundy, Illinois from AmerenEnergy Generating Company (Generating Company), another subsidiary, and for a discussion of the status of the related proceedings before the Illinois Commerce Commission (ICC) and the Federal Energy Regulatory Commission (FERC).

     On May 30, 2003, AmerenUE filed a Notice of Withdrawal with the ICC notifying it that AmerenUE had elected not to pursue approval of the transaction and was withdrawing its request. In the Notice, AmerenUE states that the concerns expressed by the ICC Staff regarding AmerenUE's means of satisfying its generating capacity needs, juxtaposed with the Missouri Public Service Commission's (MoPSC) views of the appropriate means of meeting generating capacity obligations, have demonstrated to AmerenUE the difficulty of a single company operating as an electric utility in both a regulated generation jurisdiction such as Missouri and an unregulated generation jurisdiction such as Illinois. To remedy this difficulty, AmerenUE announced in the Notice its plan to limit its public utility operations to the State of Missouri and to discontinue operating as a public utility subject to ICC regulation. AmerenUE intends to accomplish this plan by transferring its Illinois-based electric and natural gas businesses, including its Illinois-based distribution assets and personnel and certain of its transmission assets, to the Registrant's subsidiary, Central Illinois Public Service Company, which operates as AmerenCIPS. AmerenUE's electric generating facilities and certain of its electric transmission facilities in Illinois would not be part of the transfer. The transfer of AmerenUE's Illinois-based utility businesses will require the approval of the ICC, the FERC, the MoPSC and the Securities and Exchange Commission (SEC) under the provisions of the Public Utility Holding Company Act of 1935 (PUHCA).

     Upon receipt of these regulatory approvals and completion of the transfer of its Illinois-based utility businesses, AmerenUE, as it states in the above referenced Notice of Withdrawal, will no longer be subject to regulation as a public utility by the ICC and as a result, the ICC's approval will no longer be required for the Pinckneyville and Kinmundy combustion turbine generating units to be transferred from Generating Company to AmerenUE. The Registrant intends to continue with the intercompany transfer of these electric generating facilities and will continue to seek approvals from regulators having jurisdiction over the transaction. The FERC is required to approve the transaction. As stated previously, ICC approval will no longer be necessary. Further, the MoPSC is not required to approve this transaction; however, the MoPSC has stated in filings with the FERC that this transaction is consistent with and supported by the AmerenUE electric rate settlement approved by the MoPSC in August 2002. Due to the fact that no state regulatory bodies will approve this transaction, the SEC will be required to approve this transaction under the PUHCA.

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


     The Registrant is unable to predict the ultimate outcome of the above referenced regulatory proceedings or the timing of the final decisions of the various agencies. The timing of regulatory approvals of these proposed transactions are not anticipated to have any effect on the Registrant's financial position, results of operations or liquidity.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       AMEREN CORPORATION
                                       (Registrant)


                                       By      /s/ Martin J. Lyons
                                            ---------------------------------
                                       Name:       Martin J. Lyons
                                       Title:   Vice President and Controller
                                                (Principal Accounting Officer)

Date:  June 2, 2003


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